EXHIBIT 10.3

ASSET PURCHASE AGREEMENT

BY AND BETWEEN

EVERGREEN ENERGY INC.

AS SELLER

AND

MR&E, LTD

AS BUYER

TABLE OF CONTENTS

ARTICLE I	THE TRANSACTION		1
	1.1	Sale and Purchase of the Purchased Assets	1
	1.2	Excluded Assets and Liabilities	1
	1.3	Instruments of Conveyance	1
	1.4	Condition and Location of the Purchased Assets	3

ARTICLE II	THE PURCHASE PRICE		3
	2.1	Purchase Price	3
	2.2	Personal Property Taxes	3

ARTICLE III	REPRESENTATIONS AND WARRANTIES OF SELLER		3
	3.1	Representations and Warranties of Seller	3

ARTICLE IV	REPRESENTATIONS AND WARRANTIES OF BUYER		5
	4.1	Representations and Warranties of Buyer	5

ARTICLE V	CLOSING		6
	5.1	Closing	6
	5.2	Deliveries and Actions by Seller	7
	5.3	Deliveries and Actions by Buyer	7

ARTICLE VI	COVENANTS BY SELLER		7
	6.1	Costs and Expenses	7

ARTICLE VII	COVENANTS BY BUYER		7
	7.1	Costs and Expenses	7

ARTICLE VIII	INDEMNIFICATIONS		7
	8.1	Indemnification by Seller	7
	8.2	Indemnification by Buyer	8
	8.3	Indemnification Procedure	8

ARTICLE IX	MISCELLANEOUS		9
	9.1	Nature and Survival of Representations	9
	9.2	Notices	8
	9.3	Successors and Assigns	10
	9.4	Consent to Jurisdiction	10
	9.5	Law/Venue	10
	9.6	Headings	10
	9.7	Counterparts	10
	9.8	Further Assurances	10
	9.9	Amendment and Waiver	10
	9.10	Entire Agreement	10
	9.11	Severability	11
	9.12	Consequential Damages	11

Exhibits
1.3	Assignment and Bill of Sale

i

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (“Agreement”) is entered into this        day of April, 2011, by and between Evergreen Energy Inc., a Delaware corporation, whose address is 1225 17th Street, Suite 1300, Denver, Colorado 80202 (“Seller”), who owns the Assets as hereinafter defined, and MR&E, Ltd., an Ohio company, whose address is 228 West Third Street, Perrysburg, Ohio 43551 (“Buyer”).

WHEREAS, Seller has leased a location from BLG Cargo Logistics GmbH & Co, KG, Neustadter Hafer/Terminal 21, Senator-Bortscheller-Strabe, 28197 Bremen, Germany, aka shed 21A (“Storage Location”); and

WHEREAS, Buyer has offered to purchase and Seller has agreed to sell CFB boiler pressure parts (the “Assets”) which are located at the Storage Location; and

WHEREAS, the Assets have been inspected to Buyer’s satisfaction prior to the execution of this Agreement; and

AND WHEREAS, Buyer desires to purchase and Seller desires to sell the Assets on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I
THE TRANSACTION

1.1                                 Sale and Purchase of the Assets.  On the Closing Date of this Agreement, as hereinafter defined, Seller agrees to sell, convey, transfer, and assign to Buyer, and Buyer agrees to purchase and acquire from Seller, all of Seller’s right, title, and interest in and to the Assets and all related equipment, inventories, parts and accessories which are located at the Storage Location, and including, without limitation, all warranties and warranty rights against manufacturers relating thereto and all books, records, files, and documentation pertaining thereto.

1.2                                 Excluded Assets and Liabilities.  The Assets comprise all of the assets of Seller that are to be sold, transferred, and assigned to Buyer under this Agreement.  Nothing contained in this Agreement shall, or shall be deemed to, transfer or assign to Buyer or constitute an acceptance or assumption by Buyer of (i) any other assets of Seller or of any of Seller’s employees, officers, or agents, (ii) any agreement between Seller and a third party, or (iii) any debts, obligations, or liabilities, actual or contingent, of Seller, or (iv) any liabilities or obligations regarding or relating to the Assets that arise or accrue prior to the Effective Time (as hereinafter defined).

1.3                                 Instruments of Conveyance.  In order to effectuate the sale, conveyance, transfer, assignment, and purchase of the Assets, Seller shall deliver to Buyer at Closing, as hereinafter defined, a Bill of Sale in the form attached hereto as Exhibit 1.3 (the “Bill of Sale”) and such other assignments, titles and instruments of conveyance as may be reasonably required by Buyer.

1.4                                 Condition and Location of the Purchased Assets.  Buyer acknowledges and agrees that at Closing, as hereinafter defined, the Assets will be sold, conveyed, transferred, and assigned from Seller to Buyer in the same physical condition and repair they were in on the date of this Agreement, fair and reasonable wear and tear excepted.  Upon completion of Closing, ownership, possession and risk of loss of the Assets will pass to Buyer and Buyer shall take delivery of the Assets at the Storage Location.

ARTICLE II
THE PURCHASE PRICE

2.1                                 Purchase Price.  The purchase price to be paid by Buyer to Seller in consideration of the sale, assignment, and transfer of the Assets shall be Two Million Nine Hundred Thousand Dollars ($2,900,000.00), EXW Bremen, Germany INCOTERMS 2000 plus any sales tax, value added tax or other governmental tax that may be imposed on the sale of the Assets, (“Purchase Price”).

2.2                                 Payment Terms. The Purchase Price shall be paid as follows:

(a)                                  One Hundred Thousand Dollars ($100,000.00) upon execution of the Agreement.

(b)                                 Three Hundred Thousand Dollars ($300,000.00) on or before May 23, 2011.

(c)                                  Two Million Five Hundred Thousand Dollars ($2,500,000.00) on or before June 9, 2011 (the “Closing Date”).

2.2                                 Personal Property Taxes.  Any personal property taxes relating to the Assets shall be prorated between Seller and Buyer as of the Closing Date based upon the most recent taxes which were paid by Seller.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF SELLER

3.1                                 Representations and Warranties of Seller.

Seller represents and warrants to Buyer as follows:

(a)                                  Incorporation.  Seller is a corporation, duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

(b)                                 Authorization.  Seller has the necessary power and authority to enter into and deliver this Agreement and to perform its obligations hereunder.  The execution and delivery of this Agreement by Seller and the performance by Seller of its obligations hereunder have been duly authorized by all necessary action on its part.

(c)                                  Enforceability of Obligations.  This Agreement and all agreements contemplated to be delivered hereunder constitute the legal, valid, and binding obligations of Seller enforceable against it in accordance with their terms.

(d)                                 Absence of Conflicting Agreements.  The execution and delivery of this Agreement, the consummation of the transaction contemplated herein, the performance by Seller of its obligations hereunder, and the compliance by Seller with this Agreement does not:

(i)                                     violate, contravene, or breach, or constitute a default under the articles of incorporation or bylaws of Seller;

(ii)                                  violate, contravene, or breach, or constitute a default under any contract, agreement, indenture, instrument or commitment to which Seller may be a party or subject or by which it or the Assets are bound or effected;

(iii)                               result in the termination, cancellation, modification, amendment, variation, or renegotiation of any contract, agreement, indenture, instrument or commitment to which Seller may be a party or subject or by which it is bound or effected;

(iv)                              result in the creation of any lien, claim or encumbrance on the Assets; or

(v)                                 require any consent, approval, waiver, order or authorization of, or registration, declaration or filing with, any court or tribunal or any public, governmental or regulatory body, agency, department, commission, board, bureau or other authority or instrumentality in any jurisdiction.

(e)                                  Litigation.  To Seller’s knowledge, there is no litigation, proceeding, claim or governmental investigation pending or threatened, seeking relief or damages which, if granted, could materially and adversely affect the Assets or the ability of Buyer to use and operate the Assets, or which could prevent the consummation of the transaction contemplated by this Agreement.

(f)                                    Title.  Seller is the sole and exclusive owner of, and has good and marketable title to, the Assets and is exclusively entitled to possess and dispose of same; and, at Closing, Seller will transfer to Buyer sole and exclusive, and good and marketable, title to all of the Assets, free and clear of any and all liens, charges and encumbrances.  There are no outstanding agreements or options to sell which grant to any person or entity other than Buyer the right to purchase or otherwise acquire any of the Assets.

(g)                                 Brokers’ Fees.  Seller shall have no responsibility for brokers’ or finders’ fees in respect of the matters provided for in this Agreement.

(h)                                 WARRANTIES.  EXCEPT AS OTHERWISE EXPRESSLY STATED HEREIN, THE PURCHASED ASSETS ARE BEING CONVEYED AND ASSIGNED TO AND ACCEPTED BY BUYER IN THEIR “AS IS, WHERE IS” CONDITION AND STATE OF REPAIR, AND WITH ALL FAULTS AND DEFECTS, WITHOUT ANY REPRESENTATION, WARRANTY OR COVENANT OF ANY KIND OR NATURE, EXPRESS, IMPLIED OR STATUTORY, INCLUDING, BUT NOT LIMITED TO WARRANTIES OF MARKETABILITY, QUALITY, CONDITION, MERCHANTABILITY, AND/OR FITNESS FOR A PARTICULAR PURPOSE, ALL OF WHICH ARE EXPRESSLY DISCLAIMED.  IT IS UNDERSTOOD AND AGREED THAT EXCEPT AS OTHERWISE EXPRESSLY STATED HEREIN, BUYER HAS INSPECTED THE PURCHASED ASSETS AND IS SATISFIED AS TO THEIR CONDITION AND ACCEPTS THE FULL RISK ASSOCIATED WITH THEIR CONDITION AND STATE OF REPAIR AND SUITABILITY FOR OPERATIONS.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF BUYER

4.1                                 Representations and Warranties of Buyer.

Buyer hereby represents and warrants to Seller as follows:

(a)                                  Incorporation.  Buyer is an Ohio corporation duly incorporated, validly existing and in good standing under the laws of the State of Ohio.

(b)                                 Authorization.  Buyer has the necessary power and authority to enter into and deliver this Agreement and to perform its obligations hereunder.  The execution and delivery of this Agreement by Buyer and the performance by Buyer of its obligations hereunder have been duly authorized by all necessary action on its part.

(c)                                  Enforceability of Obligations.  This Agreement and all agreements and obligations contemplated to be delivered hereunder constitute the legal, valid, and binding obligations of Buyer enforceable against it in accordance with their terms.

(d)                                 Absence of Conflicting Agreements.  The execution and delivery of this Agreement, the consummation of the transaction contemplated herein, the performance by Buyer of its obligations hereunder and the compliance by Buyer with this Agreement does not:

(i)                                     violate, contravene, or breach, or constitute a default under the articles of incorporation or bylaws of Buyer;

(ii)                                  violate, contravene, or breach, or constitute a default under any contract, agreement, indenture, instrument or commitment to which Buyer may be a party or subject or by which it is bound or affected;

(iii)                               result in the termination, cancellation, modification, amendment, variation, or renegotiation of any contract, agreement, indenture, instrument, or commitment to which Buyer may be a party or subject or by which it is bound or affected;

(iv)                              result in the violation of any laws, regulations, or orders, federal, state or municipal; or

(v)                                 require any consent, approval, waiver, order or authorization of, or registration, declaration or filing with, any court or tribunal or any public, governmental or regulatory body, agency, department, commission, board, bureau or other authority or instrumentality in any jurisdiction.

(e)                                  Brokers’ Fees.  Buyer will pay the brokers’ or finders’ fees in respect of the matters provided for in this Agreement, including any fees payable to Dennis W. Coolidge, and, if any such obligation or liability exists in addition to Mr. Coolidge, it shall remain an obligation of Buyer, and Seller shall have no responsibility therefor.

(f)                                    Inspection.  Buyer is experienced and knowledgeable in the business of acquiring Boiler Parts and is aware of its risks.  Buyer has evaluated the merits and risks of purchasing the Assets from Seller and has determined to enter into this Agreement based solely upon Buyer’s knowledge and experience.

ARTICLE V
CLOSING

5.1                                 Closing.  The closing under this Agreement (“Closing”) shall take place on the 9th day of June, 2011, at Seller’s offices in Denver, Colorado (the “Closing Date”).  The effective time shall be at 12:01 a.m. (Mountain Time) on the Closing Date (“Effective Time”).

5.2                                 Deliveries and Actions by Seller.

At the Closing Seller shall:

(a)                                  deliver to Buyer the Bill of Sale conveying the Assets to Buyer; and

(b)                                 deliver to Buyer the originals of all files and documents in its possession relating to the Assets acquired by Seller.

5.3                                 Deliveries and Actions by Buyer.  At the Closing Buyer shall deliver to Seller the final portion of the Purchase Price of via wire transfer to:

JP Morgan Chase, Denver, CO

ABA# 0210 00021, account number 478692930

Account Name: Evergreen Energy Inc.

Address: 1225 17th Street, Suite 1300, Denver, CO 80202

ARTICLE VI
COVENANTS BY SELLER

6.1                                 Costs and Expenses.  Seller will pay all of its costs and expenses in connection with its negotiation, performance of and compliance with this Agreement.

6.2                                 Storage Location Rent.  Seller will pay all rents due and owing for periods of time prior to the Effective Time

ARTICLE VII
COVENANTS BY BUYER

7.1                                 Costs and Expenses.  Buyer will pay all of its costs and expenses in connection with its negotiation, performance of and compliance with the Agreement.

7.2                                 Storage Location Rent.  Buyer will assume and be obligated for any and all rents which become due and owing for period of time after the Effective time.

ARTICLE VIII
INDEMNIFICATIONS

8.1                                 Indemnification by Seller.

(a)                                  Extent of Indemnity.  Seller hereby agrees to indemnify, defend and hold harmless Buyer from and against any loss, liability, claim, obligation, damage, or deficiency of or to Buyer arising out of or resulting from breach of any representation or warranty or covenant of Seller.

(b)                                 Time Limitation.  No action or claim for Buyer’s Losses resulting from breaches of representations, warranties or covenants of Seller shall be brought or made after the dates on which such representations, warranties or covenants expire as provided in Paragraph 9.1.

(c)                                  Limitations on Liability.  Buyer shall not be entitled to indemnification from Seller for Buyer’s Losses resulting from misrepresentations and breaches of representations or warranties by Seller unless the cumulative total of all such Buyer’s Damages is greater than One Hundred Thousand Dollars ($100,000.00) and Buyer’s right to indemnification for Buyer’s Losses, inclusive of costs and attorneys’ fees, shall not exceed the Purchase Price; provided, however, that such One Hundred Thousand Dollar ($100,000.00) threshold shall not apply to any breach of any of Seller’s representations and warranties set forth in Section 3.1(f) hereof.

8.2                                 Indemnification by Buyer.

(a)                                  Extent of Indemnity.  Buyer hereby agrees to indemnify, defend and hold harmless Seller from and against:

(i)                                     any loss, liability, claim, obligation, damage, or deficiency arising out of or resulting from any breach of representation, warranty,  or covenant of Buyer (collectively, “Seller’s Losses”); and

(ii)                                  all Seller’s Damages associated with liabilities or obligations regarding or relating to the Assets that arise or accrue after the Effective Time.

(b)                                 Time Limitation.  No action or claim for Seller’s Losses resulting from breaches of representations, warranties or covenants of Buyer shall be brought or made after the dates on which such representations, warranties or covenants expire as provided in Section 9.1.

(c)                                  Limitations on Liability.  Seller shall not be entitled to indemnification from Buyer for Seller’s Losses resulting from misrepresentations and breaches of representations or warranties by Buyer unless the cumulative total of such Seller’s Damages is greater than One Hundred Thousand Dollars ($100,000.00) and Seller’s right to indemnification for Seller’s Losses, inclusive of costs and attorneys’ fees, shall not exceed the Purchase Price; provided, however, that such One Hundred Thousand Dollar ($100,000.00) threshold shall not apply to any breach of Buyer’s representation and warranty set forth in Section 4.1(e) hereof.

8.3                                 Indemnification Procedure.  Promptly after receipt by a party entitled to indemnification hereunder (the “Indemnified Party”) of written notice of the institution of any legal proceeding, or of any claim or demand, asserted by a third party (a “Third Party Claim”) against the Indemnified Party with respect to which a claim for indemnification is to be made pursuant to Sections 8.1 or 8.2 herein, the Indemnified Party shall give written notice to the other party (the “Indemnifying Party”) of a Third Party Claim.  The Indemnifying Party shall be entitled to participate in and to assume the defense of such Third Party Claim with counsel reasonably satisfactory to such Indemnified Party, and after notice from the Indemnifying Party to such Indemnified Party of such assumption of defense, and provided that the Indemnifying Party continues to diligently pursue such defense, the Indemnifying Party shall not be liable to such Indemnified Party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof.  No Indemnified Party shall consent to entry of any judgment or enter into any settlement of any such Third Party Claim the defense of which has been assumed by an Indemnifying Party without the prior written consent of such Indemnifying Party, which consent shall not be unreasonably withheld.

ARTICLE IX
MISCELLANEOUS

9.1                                 Nature and Survival of Representations.  The representations, warranties, covenants, and agreements of Buyer and Seller contained in this Agreement, shall survive until December 31, 2011.

9.2                                 Notices.  All notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given upon actual receipt by the party to whom addressed or if personally delivered or sent by registered or certified mail (return receipt requested) with postage and registration or certification fees thereon prepaid, to the other party at the following addresses (or at such other address as shall be given in writing by any party to the other):

If to Buyer:

MR&E, Ltd.

228 West Third Street

Perrysburg, Ohio 43551

Attn:                    Dennis w. Coolidge

Vice President

Tel: (419) 872-8180

If to Seller:

Evergreen Energy Inc.

1225 17th Street, Suite 1300

Denver, Colorado 80202

Attn:                    William G. Laughlin

Executive Vice President, General Counsel and Secretary

Tel:  (720) 945-0532

All Notices shall be given by (1) personal delivery or by electronic communication with a confirmation copy sent by mail, return receipt requested or

(2) by registered or certified mail, return receipt requested.  All Notices shall be effective and shall be deemed delivered (i) if by personal delivery on the date of delivery, (ii) if by electronic communication on the next business day following transmittal, and (iii) if solely by mail on the date of actual receipt.  Buyer or Seller may change its address for notice from time to time by so notifying the other in accordance with this Article.

9.3                                 Successors and Assigns.  This Agreement, and all rights and powers granted hereby, will bind and inure to the benefit of the parties hereto and their respective successors and assigns.

9.4                                 Consent to Jurisdiction.  Each of the parties hereto consents to the exclusive jurisdiction and venue of Denver, Colorado for resolution of any dispute arising with respect to this Agreement.

9.5                                 Law/Venue.  The rights and obligations of the Parties under this contract shall not be governed by the United Nations Convention on Contracts for the International Sale of Goods.  All disputes related to this Agreement shall be submitted to the jurisdiction of the courts of the State of Colorado and venue shall be in the civil district courts of Denver, Colorado.

9.6                                 Headings.  The heading preceding the text of the sections and subsections hereof are inserted solely for convenience of reference and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction, or effect.

9.7                                 Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument.

9.8                                 Further Assurances.  Each party shall cooperate and take such action and to execute and deliver any other documents as may be reasonably requested by another party in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby.

9.9                                 Amendment and Waiver.  The parties may by mutual written agreement amend this Agreement in any respect; and any party, as to such party, may (a) extend the time for the performance of any of the obligations of any other party; (b) waive any inaccuracies in representations by any other party; (c) waive compliance by any other party with any of the agreements contained herein and performance of any obligations by such other party; and (d) waive the fulfillment of any condition that is precedent to the performance by such party of any of its obligations under this Agreement.  To be effective, any such amendment or waiver must be in writing and be signed by the party against whom enforcement of the same is sought.

9.10                           Entire Agreement.  This Agreement and the Exhibits hereto, each of which is hereby incorporated herein, set forth all of the representations, warranties, promises, covenants, agreements, conditions, and undertakings between the parties hereto with respect to the subject matter hereof, and supersede all prior and contemporaneous agreements and understandings, inducements, or conditions, express, or implied, oral, or written.

9.11                           Severability.  The invalidity of any one or more covenants, phrases, clauses, sentences, or paragraphs of this Agreement shall not affect the remaining portions of this Agreement, or any part thereof; and in case of any such invalidity, this Agreement shall be construed as if such invalid covenants, phrases, clauses, sentences, or paragraphs had not been inserted.

9.12                           Consequential Damages.  Neither party shall be liable to the other for special, indirect, consequential nor exemplary damages resulting from or arising out of this Agreement, including, without limitation, loss of profit or business interruptions, however same may be caused.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

SELLER:

EVERGREEN ENERGY INC.

By:
Name:
Title:

BUYER:

By:
Name:
Title:

EXHIBIT 1.3

ASSIGNMENT AND BILL OF SALE

STATE OF COLORADO	)
)
COUNTY OF DENVER	)

EVERGREEN ENERGY INC., a Delaware corporation, (herein called “Assignor”), whose address is 1225 17th Street, Suite 1300, Denver, CO 80202, for Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, does hereby GRANT, BARGAIN, SELL, CONVEY, ASSIGN, TRANSFER, SET OVER, and DELIVER unto                                                         , a                                                          corporation (herein called “Assignee”), whose address is                                                                               , all of Assignor’s right, title and interest in and to the CFB boiler pressure parts identified on Exhibit A hereto (the “Boiler Parts”):

TO HAVE AND TO HOLD the Boiler Parts unto Assignee, its successors and assigns, forever.

This Assignment is made and accepted expressly subject to the following terms and conditions:

1.                                       THE PURCHASED ASSETS ARE BEING CONVEYED AND ASSIGNED TO AND ACCEPTED BY BUYERS IN THEIR “AS IS, WHERE IS” CONDITION AND STATE OF REPAIR, AND WITH ALL FAULTS AND DEFECTS, WITHOUT ANY REPRESENTATION, WARRANTY OR COVENANT OF ANY KIND OR NATURE, EXPRESS, IMPLIED OR STATUTORY, INCLUDING, BUT NOT LIMITED TO WARRANTIES OF MARKETABILITY, QUALITY, CONDITION, MERCHANTABILITY AND/OR FITNESS FOR A PARTICULAR PURPOSE, ALL OF WHICH ARE EXPRESSLY DISCLAIMED.

2.                                       To the extent permitted by law, Assignee shall be subrogated to Assignor’s rights in and to representations, warranties and covenants given with respect to the Boiler Parts Assignor hereby grants and transfers to Assignee, its successors and assigns, to the extent so transferable and permitted by law, the benefit of and the right to enforce the covenants, representations and warranties, if any, which Assignor is entitled to enforce with respect to the Boiler Parts.

3.                                       Assignor shall execute and deliver to Assignee, from time to time, such other and additional instruments, notices and other documents, and do all such other and further acts and things as may be necessary to more fully and effectively grant, convey and assign to Assignee the Boiler Parts and to satisfy the intent of the Asset Purchase Agreement dated April      , 2011, by and between Assignor, as Seller, and Assignee, as Buyer (the “Asset Purchase Agreement”).  This Assignment and Bill of Sale is made pursuant to the Asset Purchase Agreement, and shall not be interpreted or construed to limit in ay respect the representations, warranties, covenants

1

and indemnities of the parties to the Asset Purchase Agreement contained therein, all of which shall survive the execution and delivery of this Assignment and Bill of Sale to the extent set forth in the Asset Purchase Agreement.

4.                                       This Assignment binds and inures to the benefit of Assignor and Assignee and their respective successors and assigns.

5.                                       This Assignment may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original and all of which together shall constitute one and the same instrument.

This Assignment is effective as of 12:01 a.m. (Mountain Time) on                           , 2011 (the “Effective Time”).

IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment on the date set forth in their respective acknowledgements below, but effective for all purposes as of the Effective Time.

ASSIGNOR:

EVERGREEN ENERGY INC.

By:
Name:
Title:

ASSIGNEE:

By:
Name:
Title:

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